                                                                 EXHIBIT 10.26
                                                                 -------------


  Confirmation Deed.  No Additional Consideration.
  No Documentary Stamps are Required Under
  68 O.S. Section 3202.3




                          SECOND AMENDED AND RESTATED

                                   CONVEYANCE

                                       OF

                               PRODUCTION PAYMENT

                           Dated as of March 29, 1994



                           LONE STAR INDUSTRIES, INC.

                                       to

                 JOHN FOUHEY, AS TRUSTEE FOR SELLECK HILL TRUST


                  Approximately 131,000,000 Tons of Limestone



Return recorded counterparts to:  Nancy L. Sanborn, Esq.
                                  Davis Polk & Wardwell
                                  450 Lexington Avenue
                                  New York, New York 10017

               SECOND AMENDED AND RESTATED

             CONVEYANCE OF PRODUCTION PAYMENT


          THIS CONVEYANCE OF PRODUCTION PAYMENT dated as of
March 29, 1994 from LONE STAR INDUSTRIES, INC., a Delaware corporation ("WI Owner"), to JOHN FOUHEY, AS TRUSTEE FOR
SELLECK HILL TRUST, a New York trust ("PP Owner"), amending and restating the existing Amended and Restated Conveyance of Production Payment dated as of September 1, 1988 (the
"Existing Conveyance") among the WI Owner and the PP Owner.

                    W I T N E S S E T H :

          WHEREAS, the Existing Conveyance provides for the conveyance by WI Owner to PP Owner of WI's interest in approximately 131,000,000 tons of limestone and mineral deposits located near Pryor, Oklahoma and Greencastle, Indiana.

          WHEREAS, the parties hereto desire to amend and restate the Existing Conveyance to conform its terms and conditions to the terms and conditions of the Second Amended and Restated Term Loan Agreement dated as of March 29, 1994 among the PP Owner, Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and the banks listed on the signature pages thereof, as amended as of the date hereof;

          NOW, THEREFORE, the parties hereto agree as follows:


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                        ARTICLE I

                       DEFINITIONS

          SECTION 1.1.  Definitions.  The terms defined in
this Section 1.1 shall have the respective meanings specified for all purposes of this Conveyance:

          "Application Date" shall mean each January 31 and July 31 during the term of this Conveyance, commencing
     January 31, 1994 or, if any such day is not a Business
     Day, the first Business Day thereafter.

          "Application Period" shall mean, with respect to each Application Date, the 24-month period ending on the most recent of the June 30 or December 31 immediately preceding such Application Date.

          "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Default" shall have the meaning set forth in
     Section 6.1 hereof.

          "Direct Costs" shall mean those Production
     Expenses that are out-of-pocket costs but shall not include any payments on account of the Production
     Payment or on account of any royalties, overriding royalties or any other payments out of production.

          "Effective Date" shall mean the date in which this Second Amended and Restated Conveyance becomes effective as specified in Section 8.1.

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     "Exhibit A" shall mean Exhibit A attached hereto
and made a part hereof, being the description of the Subject Interests in Oklahoma.

     "Exhibit B" shall mean Exhibit B attached hereto and made a part hereof, being the description of the Subject Interests in Indiana.

     "Expense and Interest Agreement" shall mean the Amended and Restated Expense and Interest Agreement dated as of September 1, 1988, as amended, between WI
Owner and PP Owner.

     "First Marketable Product" shall mean cement or any other product which constitutes "first marketable product" (as that term is used in the Regulations in effect on the date hereof under Section 613(c) of the Internal Revenue Code of 1986, as amended) derived from Subject Minerals.

     "Indiana Quarries" shall mean the Subject
Interests described in Exhibit B attached hereto located adjacent to WI Owner's Greencastle, Indiana cement plant.

     "Marketing Contract" shall mean the Second Amended and Restated Marketing Contract of even date herewith between WI Owner and PP Owner.

     "Mortgage" shall mean the Amended and Restated
Mortgage, Deed of Trust and Security Agreement dated as

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of September 1, 1988, as amended, between PP Owner and
Morgan Guaranty Trust company of New York, as Agent.

     "Oklahoma Quarries" shall mean the Subject
Interests described in Exhibit A attached hereto located adjacent to WI Owner's Pryor, Oklahoma cement plant.

     "Operating Equipment" shall mean all machinery, equipment, facilities and structures of every character owned or leased by WI Owner, now or hereafter included in or located on or adjacent to the Subject Interests and useful in:

          (1) exploring, developing, mining,
     equipping, operating or maintaining the Subject
     Interests; or

          (2) mining, producing, treating, storing or handling PP Minerals in preparation for processing into First Marketable Product or for sale by WI
     Owner to third parties; or

          (3) storing, marketing, transporting or
     handling PP Minerals;

provided, however, that the term "Operating Equipment" shall not include hopper cars.

     "Option Agreement" shall mean the Amended and Restated Option Agreement dated as of September 1,
1988, as amended, between WI Owner and PP Owner.

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     "Plants" shall mean the existing cement plants and
related facilities adjacent to the Subject Interests and all other building, structures, facilities, machinery and equipment of every character owned or leased by WI Owner, now or hereafter located adjacent to the Subject Interests and useful in:

          (1) processing PP Minerals into First
     Marketable Product; or

          (2) storing, marketing, transporting or
     handling First Marketable Product or the products that are derived from PP Minerals and are in stages of production, manufacturing or processing prior to the stage of being First Marketable
     Product;

provided, however, that the term "Plants" shall not include hopper cars.

     "PP Minerals" shall mean all Subject Minerals contained in or underlying the Oklahoma and Indiana
Quarries.

     "PP Owner" shall mean John Fouhey (or any successor appointed pursuant to the Trust Agreement), as trustee for Selleck Hill Trust.

     "Prime Rate" shall mean the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its "Prime Rate".

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     "Production Expenses" shall mean costs and
expenses of every character whatsoever (including rentals and royalties) incurred for or payable in connection with

          (1) exploring, developing, mining,
     equipping, operating or maintaining the Subject
     Interests; or

          (2) mining, producing, treating, storing or handling PP Minerals in preparation for processing into First Marketable Product or for sale by WI
     Owner to third parties' or

          (3) processing PP Minerals into First
     Marketable Product; or

          (4) storing, marketing, transporting or
     handling PP minerals, First Marketable Product or the products that are derived from PP Minerals and are in stages of production, manufacture or processing prior to the stage of being First
     Marketable Product.

     "Production Payment" shall mean the interest in the Subject Minerals that is conveyed to PP Owner hereunder, together with all rights, titles, interests, estates, remedies, powers and privileges appurtenant or incident thereto or set forth herein.

     "Production Taxes" shall mean all ad valorem taxes and all severance, gross receipts, production,

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occupation, mining, conservation, excise, sales,
recording and other taxes, fees, assessments and other governmental charges of every character whatsoever (but excluding income, franchise and similar taxes imposed on PP Owner), and together with any interest and penalties payable in connection therewith, that are (i) imposed or assessed with respect to or measured by or charged against or otherwise attributable to the Subject Interests, the Subject Minerals or the proceeds or value thereof to be deducted from the proceeds of sales of Subject Minerals, PP Minerals or First
Marketable Product.

     "Revenue" shall have the meaning given to such term in the Marketing Contract.

     "Selleck Hill Trust" shall mean that certain trust created under New York law for the benefit of the University of Pennsylvania Law School by means of a Declaration of Trust executed the 19th day of April
1982, by John Fouhey, as Grantor and as Trustee.

     "Subject Interests" shall mean the fee lands described in Exhibits A and B attached hereto and made a part hereof together with all mineral leases and other interests of whatsoever nature in said lands;
subject, however, to the restrictions, exceptions, reservations, conditions, limitations, interests and other matter, if any, set forth in such Exhibits. The

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term "Subject Interests" shall include (i) each Subject
Interest, as enlarged as a result of the discharge or removal of any restrictions, exceptions, reservations, conditions, limitations, interest and other matters, if any, affecting such Subject Interest and (ii) any and all renewals and extensions of any Subject Interest, but shall not include timber located on the Subject
Interests or any interest therein.

     "Subject Minerals" shall mean all limestone, shale and other minerals on or underlying or mined, produced or derived from the Subject Interests (excluding timber).

     "Term Loan Agreement" shall mean the Second
Amended and Restated Term Loan Agreement of even date herewith among PP Owner, Morgan Guaranty Trust Company of New York, TCW Special Credits, The Chase Manhattan
Bank (National Association) and Wells Fargo Bank, N.A.
(the "Banks"), and Morgan Guaranty Trust Company of New
York, as agent thereunder for the Banks (the "Agent").

     "Trustee" shall mean John Fouhey as trustee under the Declaration of Trust executed the 19th day of April
1982, which created the Trust, and his successors and assigns.

     "WI Owner" shall mean Lone Star Industries, Inc., a Delaware corporation.

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          SECTION 1.2.  Other Terms.  Terms used but not
defined herein shall have the meanings set forth in the Marketing Contract, the Term Loan Agreement and the
Mortgage.

                         ARTICLE II

                   THE PRODUCTION PAYMENT

          SECTION 2.1.  Conveyance of the Production
Payment. WI Owner for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby grant, bargain, sell, convey, assign, transfer and set over to PP Owner as the Production Payment:

          The PP Minerals together with the right and easement, appurtenant to PP Owner's interest in the PP Minerals, to enter upon the Subject Interests and to mine, produce, derive, sell, use or dispose of PP Minerals; provided, however, that the existence of said right and easement shall not impair the use of the Subject Interests, Operating Equipment and Plants for the purposes for which the Subject Interests, Operating Equipment and Plants are held or were acquired by WI Owner;

TO HAVE AND TO HOLD unto PP Owner subject to the terms, provisions, exceptions, covenants and agreements hereinafter set forth.

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          SECTION 2.2.  Limitations and Conditions.  For the
discharge of the Production Payment, PP Owner shall look exclusively to the PP Minerals and WI Owner's obligations as to purchasing, mining, processing, marketing, storing and transporting hereunder and under the Marketing Contract, and WI Owner's personal liability to PP Owner with respect to the Subject Interests and Production Payment shall be limited to, but not less than, any liability arising out of any breach of any of the representations, warranties, covenants, agreements and obligations of WI Owner hereunder and under the Marketing Contract and the Expense and Interest Agreement.

          SECTION 2.3.  Term of Production Payment.  The
Production Payment shall continue and remain in full force and effect until WI Owner shall have purchased, mined, produced and delivered all of the PP Minerals, free and clear of all Production Expenses and Production Taxes.

          SECTION 2.4.  Discharge of Production Payment.
After all of the PP Minerals shall have been purchased, mined, produced and delivered and the PP Owner shall have received a certificate of a firm of mining engineers satisfactory to it to the effect that all PP Minerals have been mined and produced, the Production Payment shall terminate. Upon termination of the Production Payment, all rights, titles, interests, powers, remedies and privileges herein conveyed shall terminate and vest in WI Owner and,

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upon the request and at the expense of WI Owner, PP Owner
shall execute and deliver such instrument or instruments as may be necessary or appropriate to evidence the discharge and termination of the Production Payment.

          SECTION 2.5. Purchase of Production Payment. In consideration of the conveyance of WI Owner to PP Owner of the Production Payment pursuant to this Conveyance, and execution and delivery of the Marketing Agreement and the Expense and Interest Agreement by the WI Owner, PP Owner hereby agrees to amend the terms of the Existing Term Loan Agreement. To the fullest extent permitted by law, WI Owner hereby irrevocably and unconditionally waives and relinquishes (i) any express or implied vendor's lien, and any other lien, charge or encumbrance, that would otherwise be imposed on or affect the Production Payment and (ii) with respect to the obligations of WI Owner under this Conveyance, the Marketing Contract, the Expense and Interest Agreement and the Option Agreement, any setoff, counterclaim, credit, recoupment, defense, abatement, suspension, reduction and other right or claim that WI Owner may have against PP Owner as a result of or arising out of the failure of PP Owner to pay any amount on account of the purchase of the Production Payment or otherwise.


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                       ARTICLE III

                   COVENANTS OF WI OWNER


          SECTION 3.1.  Recording of Conveyance and
Mortgage. WI Owner shall at its own expense record, file and register this Conveyance in the real property records in the States of Oklahoma and Indiana (or shall cause the same to be done) and shall record, file and register in whatever offices and jurisdictions are appropriate every other agreement, instrument or document that may be required by law or advisable in order to perfect, preserve and protect the Production Payment (including any amendment or supplement thereto) and the lien, assignment and security interest created or intended to be created by the Mortgage or by any amendment or supplement thereto (or shall cause the same to be done). WI Owner shall promptly furnish PP Owner evidence of every such recording, filing and registration.

          SECTION 3.2.  Operation of the Subject Interests,
the Operating Equipment and the Plant. WI Owner covenants and agrees that, so long as the Production Payment remains in full force and effect,

          (a) it will at its own expense cause:

          A.  each Subject Interest to be maintained,
     developed and mined for the production of Subject
     Minerals in a good and minerlike manner and in accordance with sound mining practices and in

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compliance with all applicable Federal, state and local
laws, rules, regulations, approvals, waivers, licenses, permits, consents, orders and decrees (except those being diligently contested in good faith and except when such failure to comply would not interfere materially with the operation, value or use of the Subject Interests, any item of Operating Equipment, the Plants or the PP Minerals or affect materially title thereto), and all repairs, renewals or improvements of, or additions to, such Subject Interests needful to such ends to be promptly made;

     B.  each Subject Interest which does not
constitute fee lands to be kept in full force and effect, free of cancellation or forfeiture;

     C. all Production Expenses to be paid punctually when due or, as to any thereof that are being contested in good faith and as to which the failure to pay would not subject PP Owner to any substantial risk relating to PP Owner's interest in the PP Minerals, promptly after the final determination of such contest;

     D. the Plants and all Operating Equipment to be operated in accordance with the standards of a prudent operator and in compliance with all Federal, state and local laws, rules, regulations, approvals, waivers, licenses, permits, consents, orders and decrees, except those being diligently contested in good faith and

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except where such failure to comply would not interfere
materially with the operation, use or value of the Subject Interests, any item of Operating Equipment, the Plants or the PP Minerals;

     E. the Plants and all Operating Equipment to be kept in good and efficient operating condition and all repairs, renewals, replacements and improvements thereof, and additions thereto, needful to such end to be promptly made;

     F. all Production Taxes to be rendered, reported and paid punctually before the same become delinquent or, as to any thereof that are being contested in good faith and as to which the failure to pay would not subject PP Owner to any substantial risk relating to PP
Owner's interest in the PP Minerals, promptly after the final determination of such contest;

     G.  the Subject Interests, the Operating
Equipment, the Plants, the Production Payment, the PP
Minerals, the Revenue and the proceeds of sale of First
Marketable Product to be kept free and clear of liens, charges, encumbrances or security interests of every character other than:

          (i) taxes constituting a lien but not yet due and payable (and not affecting the Revenue or such proceeds);

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     (ii) defects or irregularities of title or
liens, charges, encumbrances or security interests that are not such as to interfere materially with the operation, value or use of, as the case may be, the Subject Interests, any item of Operating
Equipment, the Plants, the PP Minerals, the
Revenue or the proceeds affected thereby or as to affect materially title thereto;

     (iii) operating agreements entered into in the ordinary course of business and sales contracts permitted by the Marketing Contract;

     (iv) those set forth or referred to in
Exhibits A and B attached hereto;

     (v) liens (not interfering with the
operation or use of the Plants or any item of Operating Equipment) presently existing on the Operating Equipment or the Plants and liens (not interfering with the operation or use of the Plants or any item of Operating Equipment) extending or renewing any such lien so long as (x) the amount secured thereby is not greater than the amount secured by the lien being renewed or extended and (y) no new assets are subject thereto as a result of such extension or renewal;

     (vi) liens (not interfering with the use or operation of the Plants) on Operating Equipment,

                   16
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on machinery and equipment included in the Plants
and on improvements or additions to the Plants made or acquired subsequent to the date hereof and any liens (not interfering with the use or operation of the Plants) renewing or extending any such lien upon the same Operating Equipment or machinery and equipment or on renewals and additions thereto so long as (x) the amount secured thereby is not greater than the amount secured by the lien being renewed or extended and
(y) no new assets are subject thereto as a result of such extension or renewal;

   (vii) liens (not interfering with the use or operation of the Plants) securing any claims for labor, materials and supplies and any other claims of mechanics, workmen or suppliers incident to the completion of construction of the Plants;

   (viii) those consented to in writing by PP
Owner; and

    (ix) liens (not interfering with the use or operation of the Plants) on inventory (as defined in Article 9 of the Uniform Commercial Code but only to the extent accounted for as inventory in WI Owner's financial records) located at the Plants or related storage facilities and liens on accounts receivable arising from the sale of such

                   17
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     inventory, which liens secure indebtedness, in an
     aggregate principal amount not in excess of $35,000,000, incurred under the Working Capital
     Facility;

     H. written notice to be given to PP Owner of every adverse claim or demand made by any Person affecting the Subject Interests, the Subject Minerals, the PP Minerals, the Operating Equipment, the Plants or the proceeds of sale of First Marketable Product in any manner whatsoever, or of any proceedings instituted with respect thereto, and all necessary, reasonable and proper steps to be diligently taken to protect and defend the Subject Interests, the Subject Minerals, the PP Minerals, the Operating Equipment, the Plants and such proceeds of sale against any such adverse claim or demand, including but not limited to the employment of counsel for the prosecution or defense of litigation and the contest or release and discharge of any such adverse claim or demand but not in such a manner so as to affect adversely the Subject Interests, the Subject
Minerals, the PP Minerals, the Operating Equipment, the
Plants and such proceeds of sale;

     I. the following insurance to be carried with insurance companies of recognized standing in reasonable amounts satisfactory to PP Owner with respect to the Subject Interests, the Operating

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Equipment and the Plants:  (i) workmen's compensation
insurance, except where WI Owner self insures in a manner satisfactory to the governing State authorities, and public liability and property damage insurance in respect of all activities in which WI Owner or PP Owner might incur personal liability for the death or injury of an employee or third person or for damage to or destruction of another's property, (ii) business interruption insurance to the extent that it is maintained on other domestic cement plants owned by WI
Owner and its subsidiaries and (iii) to the extent such insurance is carried by others engaged in similar undertakings in the same general area or areas in which the Subject Interests are located, insurance in respect of all Operating Equipment and the Plants against loss or damage by fire, lightning, hail, tornado, explosion, earthquake and other similar risks; provided that, as to insurance required by (ii) and (iii) above, PP Owner and the Banks shall be named in the policies as named insureds and loss payees and shall be entitled to receive the proceeds thereof as their interests may appear unless, with their consent, such proceeds are expended to rehabilitate Subject Interests or Operating
Equipment or to reconstruct a Plant;

     J. PP Owner, the Trustee, the Agent and the Banks to be indemnified against all liabilities, losses and

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     expenses resulting from earthquakes or fires resulting
     from such earthquakes affecting the Plant, Operating
     Equipment and the Subject Interests (it being understood that the foregoing is not intended to limit the generality of Section 7.11); and

          K. all PP Minerals to be delivered to, and stored at, the Plant of WI Owner adjacent to the Subject Interests from which such PP Minerals are mined, free and clear of all Production Expenses, Production Taxes and other costs and expenses of any kind, for sale, processing and marketing pursuant to the Marketing Contract; and

          (b) it will use its best efforts to obtain and maintain the effectiveness of all approvals, waivers, licenses, permits and consents of any Federal, state or local governmental body necessary or appropriate for the performance of this Conveyance or the Marketing Contract or the operation of the Plants.

          SECTION 3.3. Inspections. WI Owner shall permit any one or more representatives designated by PP Owner to inspect, at any reasonable time and upon reasonable terms, the Subject Interests, the facilities or operations thereon, the Operating Equipment, the Plants and the records of WI Owner pertaining thereto or to the Production Payment and to its compliance with the provisions of this Conveyance, of

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
the Marketing Contract and of the Expense and Interest
Agreement.

          SECTION 3.4.  Reports to PP Owner.  For the
purpose of this Section 3.4, all terms in quotation marks shall have the meanings given them under, and shall be calculated according to, Section 613(c) of the Internal
Revenue Code of 1986, as amended and the Regulations thereunder as in effect on the date hereof. So long as the Production Payment remains in full force and effect, WI
Owner at its own expense shall furnish to PP Owner and to the Agent in such number of copies as the Agent may reasonably request:

          A. Not later than September 15 of each year, the following reports prepared by WI Owner, setting forth for each Plant for the preceding calendar year, prepared in accordance with WI Owner's customary accounting procedures (including its customary procedures for accrual of income and expenses),

               (i) a statement showing all proceeds of
          sales of First Marketable Product and, if any, of PP Minerals pursuant to Sections 3 and 4 of the Marketing Contract and showing all relevant
          Production Expenses, and

               (ii) a statement showing all proceeds of sales of First Marketable Product and, if any, of PP Minerals pursuant to Sections 3 and 4 of the

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     Marketing Contract and subtracting therefrom only
     those relevant Production Expenses that are Direct
     Costs.

     B. Prior to the end of each calendar year, a projection for the next calendar year, prepared in accordance with WI Owner's customary accounting procedures (including its customary procedures for accrual of income and expenses),

          (i) of all proceeds of sales of First
     Marketable Product and, if any, of PP Minerals pursuant to Sections 3 and 4 of the Marketing
     Contract and of all relevant Production Expenses, and

          (ii) of all proceeds of sales of First
     Marketable Product and, if any, of PP Minerals pursuant to Sections 3 and 4 of the Marketing
     Contract and subtracting therefrom only those relevant Production Expenses that are Direct
     Costs.

     C. By September 15 of each year a calculation of the Mining Ratio to be used on the next January 31 and July 31 Application Dates and any different Mining
Ratio used in determining Revenue during the Application Period preceding such July 31 Application
Date, showing relevant detail of "mining" and "non-mining" costs.

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     D.  At least three full Business Days before each
Application Date, a report showing for the Application
Period preceding such Date,

         (i) the quantities of Subject Minerals
     utilized by WI Owner to fulfill its requirements for limestone or for any other raw material containing limestone at the Plants or otherwise taken by WI Owner for its own use;

         (ii) for all Application Dates, for the last six months of the Application Period preceding such Date

               (a) the proceeds of sales of First
         Marketable Product, showing the price and quantity sold,

               (b) the Mining Ratio currently
         applicable,

               (c) the Revenue from the sale of First
         Marketable Product,

               (d) the Revenue from the sale, if any,
         of PP Minerals to third parties, showing the price per ton and number of tons sold,

               (e) all Production Taxes for which PP
         Owner is liable and that WI Owner paid for PP
         Owner's account;

       (iii) for all Application Dates, the Revenue from the sale of First Marketable Product and the

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     Revenue from the sale of PP Minerals to third
     parties generated during all the months of the Application Period prior to the last six months, but not previously applied in accordance with
     Section 2.01 of the Mortgage;

         (iv) the total Revenue for the Application
     Period which would be payable as the purchase price for PP Minerals under the circumstances described in clause (ii) of Section 6 of the Marketing Contract for application on the Application Date in accordance with Section 2.01 of the Mortgage;

         (v) the amount of the purchase price of PP
     Minerals under the Marketing Contract to be applied on such Application Date and the portion of such purchase price, if any, which exceeds
     Revenue for the most recent six months of the relevant Application Period.

     E.  Not later than May 1 of each year, a
certificate signed by any Vice President and an accounting officer of WI Owner as to, for the preceding calendar year, the non-existence of the events or conditions referred to in Section 2.11 of the Term Loan
Agreement and the non-existence of any Default referred to herein or any Default referred to in the Mortgage
(or any event or condition which with the giving of

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
notice or lapse of time, or both, would become such a Default). Such certificate shall include the data and calculations upon which the accounting officer has based the certification regarding Section 2.11 of the Term Loan Agreement. In addition, such certificate shall make specific reference to Section 2(a) of the Marketing Contract and shall state whether WI Owner is in full compliance with the covenant contained therein.

     F. Promptly after the same are available, copies of all (1) financial statements, notices, reports and proxy materials sent to stockholders of WI Owner and
(2) regular and periodic reports filed by WI Owner with the Securities and Exchange Commission (or any governmental agency succeeding to the functions of such Commission).

     G. Promptly after the occurrence thereof, notice of any event or condition referred to in Section 2.11 of the Term Loan Agreement or any Default referred to herein or any Default referred to in the Mortgage (or any event or condition which with the giving of notice or lapse of time, or both, would become such a Default).

     H. Such other detailed information as PP Owner may reasonably request concerning the Subject
Interests, the Operating Equipment and the Plants, the development, maintenance and operation thereof and the

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
     mining, production, processing and marketing of PP
     Minerals or First Marketable Product therefrom or therewith.

         No report or other information furnished by WI Owner to PP Owner pursuant to this Section will contain, to WI Owner's best knowledge, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading, PP Owner and WI Owner being agreed that an estimate or projection is not to be considered a fact for purposes of this sentence. All estimates, projections, reports or other information furnished by WI Owner to PP Owner pursuant to this Section will be prepared with reasonable care and will be carefully reviewed by the employees of WI Owner having responsibility for such matters and will be based on all relevant data and facts in the possession of WI Owner.


                          ARTICLE IV

                 CESSATION OF PRODUCTION; SALE

         SECTION 4.1.  Cessation of Production.  For the
purpose of this Section 4.1, all terms in quotation marks
(except for the term "in paying quantities", which is defined herein) shall have the meanings given them under, and shall be calculated according to, Section 613(c) of the Internal Revenue Code of 1986, as amended, and the

Regulations thereunder as in effect on the date hereof. Except as permitted by Sections 4.3 and 6.1 (iii) of this Conveyance, WI Owner shall not permanently close either of the Plants or cease production from any of the Subject Interests for more than a total of 120 days in any period of twelve consecutive months unless all of the following conditions are satisfied:

         A.  The continued production from such Subject
     Interests would result in a permanent loss on a cash basis.

               (i) A permanent loss shall be deemed to
         occur if, but only if, the following condition exists and reasonably appears to be permanent: No deposit is included in such Subject Interest that is capable or that could, by WI Owner's observing the covenants in Section 3.2 hereof and in Section
         2 of the Marketing Contract, be made capable of producing PP Minerals "in paying quantities". For the purpose of this Section, a deposit shall be deemed to be capable of producing "in paying quantities" unless the deposit is not capable of producing PP Minerals yielding First Marketable
         Product the estimated proceeds of sale of which (assuming observance by WI Owner of the covenants in Section 3.2 hereof and in Section 2 of the Marketing Contract) would, when combined with the estimated proceeds of any other sales of PP
Minerals from such Subject Interest pursuant to the Marketing Contract, exceed during the remaining term of production from such deposit the Direct Costs of "mining" and "non-mining" operations involved in producing such First
Marketable Product plus the Direct Costs of
"mining" the PP Minerals from such Subject
Interest otherwise sold pursuant to the Marketing
Contract.

    (ii) At least 30 days in advance of the
effectuation of any plan to permanently close either of the Plants or cease production from any of the Subject Interests WI Owner shall give to PP
Owner written notice of such plan and shall present to PP Owner the data projections, estimates, calculations and evidence that WI Owner has used to reach its conclusion that continued production from such Subject Interest would, under the provisions of this Section 4.1, produce a permanent loss on a cash basis. Unless PP Owner shall elect to exercise its rights under Section
4.1(A)(iii), WI Owner may upon the passage of 30
(but not later than 90) days after giving such notice permanently close the designated Plant or cease production from the designated Subject
Interest as contemplated by such notice.

   (iii) Upon receipt of such notice, PP Owner shall have the right within 30 days to give WI
Owner notice of PP Owner's intention to select an independent Person (the "Consultant"), who shall be expert in the methods of mining and operating properties and facilities of the character of the Subject Interests, the Operating Equipment and the
Plants, in order to review the plan of WI Owner to effect any such closing of any of the Plants or cessation of production. PP Owner shall nominate a Consultant within 60 days following the receipt of the aforesaid notice from WI Owner, but the nomination shall not become final until WI Owner shall have approved the nomination or until WI
Owner and PP Owner shall have mutually agreed upon a Consultant. The Consultant shall have the right to examine the information contained in the aforesaid notice from WI Owner and shall have the further right to conduct any inspection permitted by Section 3.3, all for the purpose of ascertaining the data and information relevant to any decision to permanently close either of the Plants or cease production from any of the Subject
Interests. At the end of such examination and inspection, which shall be conducted with reasonable promptness, the Consultant shall render a written report approving or disapproving WI
     Owner's conclusions as to the existence of the requisite conditions and WI Owner's plan. Such report shall set forth the data, projections, estimates, calculations and evidence the
     Consultant regards as the basis for his judgment.
     The Consultant's approval or disapproval shall be final and binding upon WI Owner and PP Owner. WI
     Owner may, subject to the provisions of Subsection
     (B) of this Section 4.1, upon the passage of 30
     (but not later than 90) days after receipt by WI
     Owner and PP Owner of the Consultant's report giving any such approval permanently close the designated Plant or cease production from the designated Subject Interest or both. If the Consultant's report disapproves WI Owner's conclusions as to the existence of the requisite conditions and WI Owner's plan (and during the period prior to delivery of such report), WI Owner shall be precluded from ceasing production from such Subject Interest.

     B. WI Owner has, prior to such 120th day, paid to PP Owner, as consideration for the cessation of WI
Owner's obligations under the Marketing Contract, an amount of money equal to the fair market value of the Plant or Plants to be closed (as of a date at least five but no more than 25 days prior to such 120th day) as determined by a qualified independent appraiser satisfactory to both WI Owner and PP Owner. Such appraiser shall base his valuation upon, among other relevant considerations, the fact that both WI Owner and the Consultant will have concluded that continued production from the Subject Interest in question would produce a permanent loss on a cash basis.

         The signature or joinder of PP Owner to
instruments effecting any disposition or cessation of production hereunder shall not be necessary.

       SECTION 4.2.  Production After Cessation of
Production.  No action taken by WI Owner pursuant to Section
4.1 shall terminate or otherwise discharge the Production Payment (and, in any such event, the PP Minerals shall continue to be subject to the Production Payment). If WI Owner or any other Person commences production from any Subject Interest (or portion thereof) from which WI Owner had ceased production pursuant to Section 4.1, PP Owner shall continue to own the Production Payment and be entitled to receive the purchase price of PP Minerals as though this Conveyance, the Marketing Contract and the Expense and Interest Agreement remained operative and in full force and effect at all times with respect to the Subject Interest in question.

          SECTION 4.3.  Sales or Disposition.  WI Owner
shall not sell, transfer or otherwise dispose of the whole or any portion of the Plants or all or substantially all of the Operating Equipment or the whole or any portion of the Subject Interests without the prior written consent of PP
Owner, except that:

          A. WI Owner may sell or transfer the Plants, the Operating Equipment and the Subject Interests in a single transaction to a purchaser or transferee which is a directly owned subsidiary of WI Owner of which WI Owner owns at least 95% of all the outstanding capital stock and which, without releasing WI Owner from its obligations under this Conveyance, the Marketing Contract and the Expense and Interest Agreement, effectively assumes all the obligations of WI Owner hereunder and thereunder pursuant to an instrument satisfactory to PP Owner. Prior to any sale or transfer by WI Owner of any outstanding capital stock of any subsidiary to which such a sale or transfer has been made pursuant to the foregoing sentence or the sale or transfer by such subsidiary of any of its capital stock, which sale or transfer would result in WI Owner owning less than 95% of the outstanding capital stock of such subsidiary, WI Owner shall cause such subsidiary to reconvey the Plants, the Operating Equipment and the Subject Interests to WI Owner free and clear of any Liens other than Liens existing on the date of initial conveyance to such subsidiary or otherwise permitted pursuant to Section 3.2(a)(G); and

          B. WI Owner may sell or otherwise dispose of any item of Operating Equipment if, concurrently with such sale or other disposition, WI Owner acquires and maintains the use of, by purchase, lease or otherwise, other Operating Equipment of comparable utility for use on or adjacent to the Subject Interests.


                           ARTICLE V

                           WARRANTIES

          SECTION 5.1.  Warranties by WI Owner.  WI Owner
hereby warrants to PP Owner that:

          A. WI Owner is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business in the States of Oklahoma and Indiana. WI Owner has full right and authority to grant, bargain, sell, convey, assign, transfer and set over to PP Owner the Production Payment and to execute, deliver and perform this Conveyance, the Marketing Contract and the Expense and Interest Agreement. No action, suit or proceeding is pending or, to the best knowledge of WI

Owner, threatened (and WI Owner knows of no valid basis therefor) before any court or any governmental body or agency which, if such action, suit or proceeding were adversely determined, might materially adversely affect
WI Owner's rights, titles and interests in the Subject
Interests, PP Owner's rights, titles and interests in the PP Minerals and the Production Payment or the ability of WI Owner to perform its obligations under this Conveyance, the Marketing Contract and the Expense and Interest Agreement.

     B. Neither Exhibit A nor Exhibit B attached hereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading.

     C. At the date of this Conveyance, WI Owner holds good and marketable title to each Subject
Interest, the Operating Equipment and the Plants free and clear of all liens, charges and encumbrances of any character whatsoever except for those permitted by
Section 3.2(a)(G).  Pursuant to this Conveyance, PP
Owner is acquiring good and marketable title to the PP
Minerals and the Production Payment free and clear of all liens, charges and encumbrances of any character whatsoever, except insofar as any lien, charge or encumbrance on the Subject Interests permitted by

Section 3.2(a)(G) may be considered to be a lien, charge or encumbrance on the PP Minerals and the Production Payment.

     D. Each of the Subject Interests which does not constitute a fee land is valid and subsisting and in full force and effect; the Production Payment is dischargeable out of the PP Minerals; and no material default now exists with respect to any Subject
Interests and WI Owner has not received any notice of any default or claimed default with respect to any of the Subject Interests. All Production Expenses and
Production Taxes of which WI Owner has knowledge and which have accrued prior to the date hereof have been duly paid or provided for.

     E. All exploration, development, mining and related operations on each Subject Interest have been conducted prior to the date of this Conveyance in compliance with all applicable laws, rules, regulations and permits and judgments, orders and decrees of any court or governmental body or agency except to the extent that WI Owner's failure to have so complied prior to the date hereof would not after the date hereof subject any such Subject Interest to any material detriment in the future under such laws, rules, regulations, permits, judgments, orders and decrees.

     F. WI Owner hereby covenants and binds itself, its successors and assigns, to warrant and forever defend the title to the Subject Interests, the Operating Equipment, the Plants and the Production
Payment, together with the PP Minerals and proceeds of sale of First Marketable Product and all rights, titles, interests, estates, remedies, powers and privileges appurtenant or incident to the Production
Payment, unto PP Owner, and unto PP Owner's successors, assigns and mortgagees, against the claims and demands of every Person whomsoever claiming or to claim the same or any part thereof (other than liens permitted by Section 3.2(a)(G)). This Conveyance is made with full substitution and subrogation of PP Owner in and to all covenants and warranties by others heretofore given or made in respect to the Subject Interests, the Operating
Equipment and the Plants, or any part thereof. The covenants and warranties of this Section shall survive the discharge of the Production Payment.

     G. The consolidated balance sheet of WI Owner and its consolidated subsidiaries at December 31, 1992 and the related consolidated statements of operations and changes in common shareholders' equity and cash flows for twelve months ended that date certified by Coopers
& Lybrand, copies of which have been delivered to PP
Owner, fairly present the consolidated financial condition of WI Owner and its consolidated subsidiaries at such date and the consolidated results of their operations and changes in financial position for such period; and except as disclosed in the Modified Amended
Disclosure Statement Regarding Debtors' Modified
Amended Consolidated Plan of Reorganization dated
November 4, 1993 or in WI Owner's quarterly report on Form 10-Q for the quarterly period ending September 30, 1993, no material adverse change has occurred in the business, assets, financial condition or consolidated results of operations of WI Owner and its consolidated subsidiaries since December 31, 1992.

     H.  No Default specified in Section 6.1 of this
Conveyance and no occurrence that, with the giving of notice or lapse of time or both, would become a Default has occurred and is continuing.

     I. Federal income tax returns of WI Owner and its subsidiaries included in WI Owner's consolidated return have been closed through the fiscal year ended December
31, 1989. WI Owner has filed all Federal income tax returns and all other material tax returns which are required to be filed by it and has paid or provided for all taxes due pursuant to such returns or pursuant to any assessment received by it. The charges, accruals and reserves on the books of WI Owner in respect of taxes or other governmental charges are, in the opinion of WI Owner, adequate.

          J. None of the proceeds received by WI Owner pursuant to this Conveyance will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock", within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. WI Owner is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such margin stock within the meaning of such Regulation U.

          SECTION 5.2.  Warranties by PP Owner.  PP Owner
hereby warrants to WI Owner that:

          A. Selleck Hill Trust is a trust duly created and validly existing under New York law. PP Owner has full right and authority to execute and deliver this Conveyance, the Marketing Contract and the Expense and Interest Agreement and to perform PP Owner's obligations hereunder and thereunder. No action, suit or proceeding is pending against PP Owner or Selleck Hill Trust or, to the best knowledge of PP Owner, threatened before any court or any governmental body or agency which, if such action, suit or proceeding were adversely determined, might materially adversely affect the ability of PP Owner to perform his obligations under this Conveyance or the Marketing Contract.

          B. PP Owner shall not acquire or own any property other than the Production Payment and shall not conduct any activity unrelated to the owning of such Production
     Payment.


                           ARTICLE VI

                      REMEDIES OF PP OWNER

          SECTION 6.1.  Defaults.  If one or more of the
following events, herein called "Defaults", shall have occurred and be continuing, PP Owner shall be entitled, but shall not be obligated, to exercise any one or more of the remedies set forth in Section 6.2 hereof:

          (i) any representation, warranty or certification made by WI Owner in this Conveyance, the Marketing
     Contract or the Expense and Interest Agreement, or in any certificate, report or other document delivered by WI Owner pursuant to this Conveyance, the Marketing
     Contract or the Expense and Interest Agreement, shall prove to have been incorrect in any material respect-when made; or

          (ii) WI Owner shall fail to perform or observe any covenants or conditions provided in this Conveyance, the Marketing Contract or the Expense and Interest Agreement to be performed or observed by WI Owner and such failure shall continue unremedied for more than 30 days after written demand for performance is made by PP Owner to WI Owner, provided, however, that a failure to perform or observe any of the covenants in Subsection
(B) or (G) of Section 3.2(a) hereof, Section 4.1 hereof, Sections 3 and 6 of the Marketing Contract or
Section 2 of the Expense and Interest Agreement shall constitute a Default upon the occurrence of such failure and without the need for any demand for performance by PP Owner; or

   (iii) WI Owner shall have ceased production at either of the Plants for more than a total of 120 days in any period of twelve consecutive months for any reason whatsoever or shall have permanently closed either of the Plants (unless such cessation or closing is pursuant to the provisions of Section 4.1 or Section
4.3 hereof), provided that any such cessation of production shall not be a Default if, on or prior to the 120th day, WI Owner has executed and delivered to PP Owner WI Owner's binding and irrevocable commitment to make advance payments towards purchases of less than all of the PP Owner's interest in the PP Minerals pursuant to Section 2 of the Option Agreement on each succeeding Application Date in an amount equal to the amount by which the prepayment of the principal due on each such date under the Term Loan Agreement exceeds the amount of the purchase price paid under the

Marketing Contract with respect to each such date
(which shall be in such form and contain such terms and conditions as shall be satisfactory to PP Owner), provided, further, that such commitment shall be terminated on the first Application Date, if any, with respect to which the purchase price paid under the Marketing Contract equals or exceeds the required prepayment of principal due on such Application Date;
or

     (iv) WI Owner shall commence a voluntary case or other proceeding (other than the Chapter 11 cases of New York Trap Rock Corporation, Lone Star Industries,
Inc., et al., in the Southern District of New York, case nos. 90B 21276 to 90B 21286, 90B 21334 and
90B 21335) seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (v) an involuntary case or other proceeding shall be commenced against WI Owner seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against WI Owner under the federal bankruptcy laws as now or hereafter in effect;
     or

          (vi) this Conveyance, the Marketing Contract, the
     Option Agreement or the Expense and Interest Agreement shall be rejected in the bankruptcy proceeding of WI
     Owner.

          In the event that a Default, or an event which, with the giving of notice or lapse of time or both, would become a Default, occurs WI Owner shall promptly, and in no event later than 10 Business Days after such occurrence, notify the Agent in writing of the nature of such Default or such event, as the case may be, and the action WI Owner proposes to take in connection therewith.

          SECTION 6.2.  Remedies of PP Owner.  Under the
circumstances specified in Section 6.1, PP Owner, in addition to any other lawful remedies available to it, shall have the following rights and remedies:

          A. PP Owner shall have the continuing right, privilege and option (but shall be under no duty)

               (i) to effect performance or observance, on behalf and at the expense of WI Owner, of any covenant, agreement or undertaking herein or in the Marketing Contract or in the Expense and Interest Agreement that has not been performed or observed by WI Owner;

              (ii) to take possession and control of and to operate the Subject Interests, the Operating
          Equipment and the Plants;

             (iii) notwithstanding the Marketing Contract, to market and sell PP Minerals or First Marketable Product and to retain out of the proceeds of such sales amounts equal to the amounts due PP Owner under the Marketing Contract, and PP Owner shall have complete discretion over the price at which it may choose to market and sell PP Minerals and First Marketable Product; and

              (iv) to advance funds and incur and pay bills for expenses incurred in connection with any of the foregoing actions and to reimburse itself for such expenses, together with interest at the Prime
Rate out of the proceeds of sales of PP Minerals and First Marketable Product, and all such payments shall not be deemed proceeds received and realized by PP Owner. To the extent such reimbursement shall be insufficient to pay such expenses, WI Owner shall reimburse PP Owner upon demand by PP Owner for all amounts so expended by PP Owner, together with interest thereon at the Prime Rate from the date of such payment;
provided, however; that WI Owner shall have no obligation to reimburse PP Owner for any expenses which WI Owner by reason of the provisions of
Section 4.1 hereof would have no obligation to incur; and

     (v) to proceed by a suit or suits in equity or at law for the specific performance or observance of any covenant or agreement of WI
Owner contained herein or in the Marketing
Contract or in the Expense and Interest Agreement, for aid in the execution of any power herein granted, for the appointment of a receiver for the Subject Interests, the Operating Equipment, the
Plants and the PP Minerals or for the enforcement of any other appropriate legal or equitable remedy.

    B. All rights and remedies to which PP Owner shall have become entitled under Subsection (A) of this
Section 6.2 by virtue of a Default specified in Section
6.1 hereof shall terminate at the earlier of (i) the time when the Production Payment is discharged or terminates or (ii) the time when no Default shall be continuing and all amounts then due and payable to or for the benefit of PP Owner under this Conveyance, the Marketing Contract and the Expense and Interest
Agreement, including this Section 6.2, shall have been duly paid in full.

   C.  All rights, powers and remedies to which PP
Owner shall have become entitled under Subsection (A) of this Section 6.2 by virtue of a Default specified in
Section 6.1 hereof may be exercised only to the extent that the exercise thereof does not violate any applicable law, and all such rights, powers and remedies are intended to be limited to the extent necessary so that they will not render this Conveyance invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law.

                         ARTICLE VII

                   MISCELLANEOUS PROVISIONS


          SECTION 7.1. Further Assurances. PP Owner and WI Owner shall execute and deliver all such additional instruments, notices and documents and shall do all such further acts as may be necessary more fully to assure to each party all of the respective rights and interests herein granted or reserved or intended to be granted or reserved.

          SECTION 7.2.  Sale or Mortgage of Production
Payment. Nothing herein contained shall in any way limit the right of PP Owner to sell, convey, assign or mortgage the Production Payment in whole or in part. If PP Owner shall at any time execute a deed of trust, mortgage or security agreement (including, without limitation, the Mortgage) covering all or any part of the Production Payment as security for any obligation, the trustee, mortgagee or secured party therein named or the holders of the obligations thereby secured shall be entitled, to the extent such deed of trust, mortgage or security agreement shall provide, to exercise all rights, titles, interests, estates, remedies, powers and privileges appurtenant or incident to the Production Payment and to give or withhold all approvals and consents required to be obtained from PP Owner hereunder. WI Owner acknowledges receipt of an executed copy of the Mortgage and notice of the contents thereof, including, without limitation, the authorizations and directions from PP Owner to WI Owner with respect to the payment directly to the Agent of moneys and amounts to become due to PP Owner from WI Owner.

          SECTION 7.3. Production Payment Not a Security Interest. In no event shall this Conveyance or the Marketing Contract, taken individually or together, be deemed to have created a security interest of any nature whatsoever (including, without limitation, a security interest within the meaning of Section 1-201(37) of the Uniform Commercial Code as adopted by the State of New York) on behalf of PP Owner in First Marketable Product or any other products derived from PP Minerals or in the proceeds therefrom or in the Operating Equipment or the Plants or in any other property or property rights either presently held or hereafter acquired by WI Owner.

          SECTION 7.4. Notices. Any notice, report or other instrument given hereunder shall be deemed sufficiently given if in writing and delivered to the Person entitled to receive such notice, report or other instrument or to an officer of such Person, or deposited, registered or certified with postage prepaid in the United States mail, or sent by telegram, charges prepaid, addressed to such Person at the address stated in this Conveyance, if any, or such other address as such Person shall have designated by written notice to the Person giving such notice, report or other instrument.

          SECTION 7.5. Successors and Assigns. All the covenants and agreements of WI Owner and PP Owner herein and in the Marketing Contract and the Expense and Interest Agreement contained shall be binding upon and inure to the benefit of their respective successors and assigns, and in particular shall inure to the benefit of any mortgagees of PP Owner.

          SECTION 7.6.  Limitation on Liability.  Under no
circumstances whatsoever shall the incorporators, officers or directors of WI Owner be personally liable for any claim based on this Conveyance.

          SECTION 7.7. Amendments, Waiver, etc. Neither this Conveyance nor the Marketing Contract nor the Expense and Interest Agreement nor any provision hereof or thereof may be amended, modified, waived, discharged or terminated orally, but only by a statement in writing signed by each Person against which enforcement of the amendment, modification, waiver, discharge or termination is sought.
No failure or delay by PP Owner in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          SECTION 7.8. Separability. The parties hereto agree, to the fullest extent they may effectively do under applicable law, that in case any one or more of the provisions contained in this Conveyance or the Marketing Contract or the Expense and Interest Agreement shall be invalid, illegal or unenforceable in any respect, the remaining provisions shall be construed in order to effectuate the purposes hereof and thereof, and the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

          SECTION 7.9.  Headings.  The headings of the
Articles and Sections of this Conveyance, the Marketing Contract and the Expense and Interest Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Conveyance, the Marketing Agreement or the Expense and Interest Agreement.

          SECTION 7.10. Governing Law. This Conveyance shall be deemed to be made under and shall be construed in accordance with and governed by the laws of the State of New York; provided, however, that the laws of the State of Oklahoma and Indiana shall determine the nature of the conveyance made in Section 2.1 hereof of the PP Minerals and the rights to the Subject Interests located in each such State and the legal requirements for due recordation of this Conveyance and the Mortgage (to the extent that the interests subject thereto constitute interests in real property under such State's laws) and shall govern (to the extent and only to the extent required by such State's laws) the rights to enforce the remedies of PP Owner herein provided in respect of the Subject Interests.

          SECTION 7.11. Indemnification. WI Owner shall indemnify and hold harmless PP Owner, the Trustee (individually and in his capacity as Trustee), the Agent and the Banks with respect to any and all claims, liabilities, expenses or losses incurred as a result of (a) the execution, delivery, recordation or performance of this Conveyance, the Marketing Contract, the Option Agreement, the Term Loan Agreement, the Mortgage, the Expense and Interest Agreement and all other documents and agreements involved in the transactions contemplated hereby and thereby, (b) the ownership of the Production Payment, receipt of proceeds thereof or the ownership or operation of the Subject Interests, the Operating Equipment or the Plants (including without limitation reimbursement for any restitution of proceeds of the Production Payment), (c) the sale of First Marketable Product, PP Minerals, cement or other product pursuant to the Marketing Contract, or (d) for any and all taxes imposed on PP Owner or the Banks by the State of Oklahoma, the State of Indiana or any municipality or other subdivision thereof (but excluding income or franchise taxes payable by the Banks for reasons other than this transaction); provided, however, that WI Owner shall not be required to indemnify PP Owner, the Agent or any Bank for any act done by reason of the PP Owner's, the Agent's or such Bank's own gross negligence, as the case may be. WI Owner shall also reimburse PP Owner, the Trustee (individually and in his capacity as Trustee), the Agent and the Banks for any out-of-pocket costs and expenses of the ongoing administration of this Conveyance, the Marketing Contract, the Term Loan Agreement, the Expense and Interest Agreement, the Trust Agreement and the Mortgage, including without limitation any amendments, supplements or waivers in connection therewith.

          SECTION 7.12. Counterparts. This Conveyance may be executed in several original counterparts, the provisions of all of which shall be identical, except that to facilitate recordation certain counterparts do not contain the descriptions in Exhibits A and B of properties located in a recording jurisdiction other than the jurisdiction in which the particular counterpart is to be recorded. Counterparts with complete property descriptions in such Exhibits shall be lodged with PP Owner and the Agent. Each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Conveyance.

          SECTION 7.13.  Indiana Tax.  WI Owner certifies
that no Indiana gross income tax is due or payable with respect to this Conveyance.

          SECTION 7.14. Section 636 of the Code. It is the intention of the parties that the Production Payment be treated for federal income tax purposes in accordance with the provisions of Section 636 of the Internal Revenue Code of 1986, as amended, as a carved out production payment, and the proceeds of sale of the Production Payment payable under
Section 2.5 hereof are not pledged to the exploration or development of the Subject Interests.


                         ARTICLE VIII

                        EFFECTIVENESS

          SECTION 8.1.  Conditions to Effectiveness.  This
Agreement shall become effective on the date (the "Effective
Date") on which all of the following occurred:

          (a) this Agreement shall have been executed and delivered by each of the parties hereto; and

          (b) the conditions to effectiveness specified in
Section 3.01 of the Term Loan Agreement shall have been fulfilled.

          IN WITNESS WHEREOF, the parties hereto have caused this Instrument to be duly executed and the seal of WI Owner to be affixed hereto as of the date first above written.

                         LONE STAR INDUSTRIES, Inc.


                         By:      /s/     John J. Martin
                              Name:  John J. Martin
                              Title:  Senior Vice President,
                                      General Counsel and
                                      Secretary


Attest:


By:      /s/     Kurt V. Blankmeyer
     Name:  Kurt V. Blankmeyer
     Title:  Assistant Secretary


The address of
LONE STAR INDUSTRIES, INC. is:
     300 First Stamford Place
     P.O. Box 120014
     Stamford, Connecticut 06912


               EXECUTED BY LONE STAR INDUSTRIES, INC.
                          IN THE PRESENCE OF


By:      /s/     William E. Roberts       By:     /s/       Ramsay Moran
     Name:   William E. Roberts                  Name:  Ramsay Moran
     Title:  Vice President, Chief               Title: Vice President &
             Financial Officer                          Assistant Treasurer

                              JOHN FOUHEY, AS TRUSTEE
                              FOR SELLECK HILL TRUST

                              /s/     John Fouhey


The address of the Trustee is:
      c/o Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017

EXECUTED BY JOHN FOUHEY, AS TRUSTEE FOR SELLECK HILL TRUST,
                      IN THE PRESENCE OF



By:  /s/  Karin S. Day             By:    /s/  Antony Wright
          Name:                                Name:
          Title:                               Title:

STATE OF NEW YORK   )
                    :ss.:
COUNTY OF NEW YORK  )

          BE IT REMEMBERED that I, Trisha A. McGuinness, a notary public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, on this 25th day of March, 1994:

          There appeared before me the designated trustee of the trust set opposite his name, such trust being a party to the foregoing instrument: John Fouhey, the trustee of Selleck Hill Trust, who resides at 1105 Park Avenue, Apt. 6B, New York, New York 10128.


                          (NEW YORK)

          Before me personally came such person to me known, who, being by me duly sworn, did depose and say that he resides at the address set opposite his name; that he is the duly appointed trustee of the aforesaid trust and executed the foregoing instrument in such capacity pursuant to the declaration of said trust.


                          (OKLAHOMA)

          This instrument was acknowledged before me on March 25, 1994 by John Fouhey, as Trustee of the Selleck
Hill Trust, a New York trust.


                          (INDIANA)

          Before me, a notary public in and for said County and State, personally appeared such person, known to me and known by me to be the trustee of the trust set opposite his name, and acknowledge the execution of the foregoing instrument for and on behalf of said trust in its capacity therein stated.

          IN WITNESS WHEREOF, I have hereunto set my hand and official notarial seal in The City of New York, County of New York, State of New York, this 25th day of March,
1994.


                                  /s/     Trisha A. McGuinness
                                  Notary Public

                                  Trisha A. McGuinness
                                  Notary Public, State of New York
                                  No. 4909673
                                  Qualified in New York County
                                  Commission Expires 11/09/96


                                                                   [Notary Seal]

STATE OF CONNECTICUT    )
                        :ss.:  Stamford
COUNTY OF FAIRFIELD     )

          BE IT REMEMBERED that I, Gordie Murphy, a notary public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, on this 24th day of March, 1994:

          There appeared before me severally each of the following persons, each of them designated officers of Lone
Star Industries, Inc., a Delaware corporation, such corporation being a party to the foregoing instrument: John
J. Martin, who acknowledged himself to be a Senior Vice
President of said corporation, who resides at 18 Azalea
Terrace, Cos Cob, Connecticut 06807 and Kurt V. Blankmeyer, who acknowledges himself to be an Assistant Secretary of said corporation, who resides at 144 Signal Hill Road, Wilton, Connecticut 06897, at that each such person, being authorized to do so, executed the foregoing instrument for the purposes therein contained in such capacity.

                        (NEW YORK)

          Before me personally came each such person to me known, who, being by me duly sworn, did depose and say that he resides at the address set opposite his name; that he is the designated officer of the corporation set opposite his name, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporation's seal; and that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                         (OKLAHOMA)

          This instrument was acknowledged before me on March 24th, 1994 by John J. Martin, a Senior Vice President of
Lone Star Industries, Inc., a Delaware corporation, on behalf of the corporation.

                         (INDIANA)

          Before me, a notary public in and for said County and State, personally appeared each such person, known to me and known by me to be the designated officers of the corporation set opposite their names, and acknowledged the execution of the foregoing Instrument for and on behalf of said corporation in the capacity stated therein.

          IN WITNESS WHEREOF, I have hereunto set my hand and official notarial seal in Stamford, County of Fairfield, State of Connecticut, this day of March 24th, 1994.

                                   Gordie Murphy
                                   Notary Public

                                   No. 63938 Expires 3/31/97

                                   [Notary Seal]

          This Conveyance was prepared by Nancy L. Sanborn,
Esq., c/o Davis Polk & Wardwell, attorneys at law, whose address is 450 Lexington Avenue, New York, New York 10017.

                           EXHIBIT A

          The fee lands in MAYES COUNTY, STATE OF OKLAHOMA, described as follows:

TRACT II:

      The South Half of the Northeast Quarter of the Southeast Quarter (S 1/2 NE 1/4 SE 1/4), and the Southeast Quarter of the Southeast Quarter (SE 1/4
      SE 1/4), and the West Half of the Southeast Quarter
      (W 1/2 SE 1/4), in Section Twenty-Four (24), Township Twenty-One (21) North, Range Nineteen (19) East of the Indian Base and Meridian.

TRACT III:

      All of Section Twenty-Five (25), LESS AND EXCEPT all the Southeast Quarter of the Southwest Quarter (SE 1/4 SW 1/4), and also LESS AND EXCEPT the North 75 feet of the N 1/2 SW 1/4 and the North 75 feet of the West 16 feet of the NW 1/4 NW 1/4 SE 1/4, in Township Twenty-One (21) North, Range Nineteen (19) East of the Indian Base and Meridian.

TRACT IV:

      The Northeast Quarter (NE 1/4) and the Southeast Quarter of the Northwest Quarter (SE 1/4 NW 1/4), of Section Thirty-Six (36), Township Twenty-One (21) North, Range Nineteen (19) East of the Indian Base and Meridian.

TRACT V:

      The West Half (W 1/2) of Section Thirty (30), (also described as Lots 1, 2, 3 and 4, and the E 1/2 W 1/2 of said Section), in Township Twenty-One (21) North, Range Twenty (20) East of the Indian Base and Meridian.

TRACT VI:

      The Northwest Quarter (NW 1/4) of Section Thirty-One
      (31), (also described as Lot 1 and the E 1/2 NW 1/4 and SW 1/4 NW 1/4 of said Section), Township Twenty-One
      (21) North, Range Twenty (20) East of the Indian Base and Meridian.

General Exceptions:

     (1) Rights or claims of parties in possession not shown by the public records.

     (2) Encroachments, overlaps, boundary line disputes, and any other matters which would be disclosed by an accurate survey and inspection of the premises.

     (3) Easements or claims of easements not shown by the public records.

     (4) Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

     (5) Taxes or special assessments which are not shown as existing liens by the public records.

Special Exceptions:

     (6) Mortgage dated June 30, 1970, recorded in Book 407, Page 294 to the Commissioners of the Land Office of the State of Oklahoma, which affects the E 1/2 NW 1/4; Lot 2 (SW 1/4 NW 1/4); SW 1/4
          NE 1/4; E 1/2 NW 1/4 SE 1/4, and E 1/2 SE 1/4,
          Section 31, Township 21 North, Range 20 E.I.M., and S 1/2 NE 1/4 NE 1/4; SE 1/4 NE 1/4; W 1/2
          NE 1/4, and SE 1/4 NW 1/4, Section 36, Township 21 North, Range 19 E.I.M., Mayes County, Oklahoma.

     (7)  Mortgage dated June 15, 1976, recorded in Book
          512, Page 339 to Lee Kiesel and Martha Kiesel, which affects the S 1/2 NE 1/4 NE 1/4, and, the
          SE 1/4 NE 1/4 and, the W 1/2 NE 1/4, and, SE 1/4
          NW 1/4 of Section 36, Township 21 North and Range
          19 East; and, Lot 2 (otherwise known as SW 1/4
          NW 1/4), and, the E 1/2 NW 1/4 of Section 31,
          Township 21 North, Range 20 East of the Indian
          Base and Meridian, Mayes County, Oklahoma.

     (8) Covenants, easements, leases, and provisions of instrument dated May 20, 1975, and recorded
          December 18, 1975 in Book 502, Page 43.

     (9) Rights-of-way for 12" and 4" pipelines in favor of Oklahoma Natural Gas Company as acquired in condemnation proceedings in the SE 1/4 SE 1/4 and the SE 1/4 NE 1/4 SE 1/4 of Section 25. (affects
          Tract III)

(10) Right-of-way easement for transmission line in favor of the Public Service Company of Oklahoma, recorded April 11, 1956 in Book 289, Page 225.
      (affects Tract II and III)

(11) Right-of-way easement for electrical transmission line in favor of the Public Service Company of Oklahoma recorded December 10, 1963 in Book 334,
      Page 149.  (affects Tracts II and III)

(12)  Easement for communication circuits and
      transmission lines in favor of Southwestern Bell
      Telephone Company recorded March 27, 1956 in Book
      288, Page 207.  (affects Tract III)

(13) Easement for roadway purposes in favor of the Board of County Commissioners of Mayes County,
      Oklahoma, recorded November 9, 1959 in Book 313,
      Page 596.  (affects part of Tract III)

(14) Right-of-way easement for meter regulator and pipeline for transportation of gas in favor of Oklahoma Natural Gas Company recorded December 9,
      1959 in Book 314, Page 239.  (affects part of
      Tract III)

(15) Easement for transmission of electrical, telephone and telegraph in favor of Public Service Company of Oklahoma recorded January 18, 1960 in Book 315,
      Page 59.  (affects part of Tract III and IV)

(16) Easement for roadway purposes granted to the Board of County Commissioners of Mayes County, Oklahoma by deed dated February 2, 1939 and recorded March
      7, 1939, Book 195, Page 365 over a strip or parcel of land therein described, which is part of Tract
      IV.

(17)  Right-of-way utility easement in favor of Public
      Service Company of Oklahoma recorded February 28,
      1949 in Book 248, Page 606.  (affects all of Tract
      IV and other property)

(18) Easement for a Regulator and Junction Site with right of ingress and egress in favor of Oklahoma
      Natural Gas Company recorded March 29, 1956 in
      Book 288, Page 229.  (affects part of Tract IV)

(19)  Easement for gas pipe line in favor of Oklahoma
      Natural Gas Company recorded March 29, 1956 in
      Book 288, Page 230.

(20)  Right-of-way easement in favor of Public Service
      Company of Oklahoma for transmission line recorded
      April 11, 1956 in Book 289, Page 227. (affects part of Tract V)

(21)  Right-of-way easement in favor of Oklahoma Natural
      Gas Company recorded February 20, 1964 in Book
      346, Page 137.  (affects part of Tract V)

(22)  Transmission line easement in favor of Public
      Service Company of Oklahoma recorded April 22,
      1964 in Book 348, Page 133.  (affects part of
      Tract V and other property)

(23) Easement for roadway purposes in favor of Board of County Commissioners of Mayes County recorded
      January 31, 1939 in Book 195, Page 321.

(24) Flowage easement granted by Mayes County, Oklahoma in favor of the United States of America, recorded
      May 12, 1954, in Book 272, Page 412.  (affects
      Tract IV)

(25) Right-of-way easement for transmission lines and poles recorded January 18, 1960, in Book 315, Page
      58, in favor of Public Service Company of Oklahoma. (affects part of Tract IV)

(26)  Electric transmission line easement, recorded 2
      September 1942, in Book 212, Page 480, in favor of the Grand River Dam Authority. (affects Tract
      III)

(27) Water pipe line easement recorded 23 April 1974, in Book 472, Page 185, in favor of OKC Corp.
      (affects Tract III)

(28)  Right-of-way and easement granted to
      Missouri-Kansas-Texas Railroad Company by instrument recorded December 22, 1961 in Book 3 ,
      Page 470.  (affects Tract III)

(29) Easement and authority to install and construct crossings upon public roadways granted by the Board of County Commissioners of Mayes County,
      Oklahoma to Missouri-Kansas-Texas Railroad Company by Resolution recorded February 21, 1962 in Book
      328, Page 593, over property depicted on drawings attached to said instrument.

(30) Right-of-way easement for electrical transmission line in favor of Public Service Company of Oklahoma granted by deed from Oklahoma Cement
      Company dated November 19, 1963 and recorded
      December 10, 1963 in Book 344 at Page 149.

(31) Partial release of Easement and Covenant from Public Service Company of Oklahoma to Oklahoma
      Cement Company insofar as Easement recorded in Book 344 at Page 149 prohibits construction of a building within said Easement said release being dated April 11, 1977 and recorded in Book 536,
      Page 115 of the records of Mayes County, Oklahoma.

(32) Oil, gas, and other minerals of whatever kind or nature, and all rights or interests therein; and all rights of access, ingress or egress and all other rights incidental to the ownership thereof or any right or interest therein.

(33)  Pledge and Security Agreement dated as of April
      30, 1981 between Pryor Industrial Authority and
      Morgan Guaranty Trust Company of New York.

(34) Two Lease Agreements dated as of April 30, 1981 by and between Pryor Industrial Authority and Lone
      Star Industries, Inc.

      NOTE:    All references herein to recording of
               instruments or other documents affecting title refer to matters filed for record at the office of the County Clerk of Mayes County, Oklahoma.

                           EXHIBIT B

     ALL OF THAT REAL ESTATE LOCATED IN TOWNSHIP FOURTEEN (14)
     NORTH, RANGE FOUR (4) WEST, LOCATED IN PUTNAM COUNTY,
     STATE OF INDIANA, DESCRIBED AS FOLLOWS:

1. All that part of the west half of the northeast quarter of Section twenty-nine (29), which lies east of the east line of the right of way of the Terre Haute and Indianapolis Railway Company (now the P.C.C. & ST. L. Railway Company) more particularly described as follows, to wit: Beginning at the southeast corner of said half quarter section thence west with the south line thereof four (4) chains and fifty (50) links to the east line of the said above described right of way, thence northeastwardly with said east line of right of way to the point of intersection of said line of right of way with the east line of the said above described half quarter section, thence south with the east line thereof nine (9) chains and (9) links to the place of beginning, containing two and two-one-hundredths (2.02) acres, more or less.

                             ALSO

2. The east half of the southeast quarter of said Section twenty-nine (29).

                             ALSO

3. The west half of the southwest quarter of Section twenty-eight (28).

                             ALSO

4. The west half of the northwest quarter of Section thirty-three (33).

                             ALSO

5. All that part of the east half of the northeast quarter of Section thirty-two (32), which lies east of the east line of the right of way of The Chicago, Indianapolis and Louisville Railway Company.

                             ALSO

6. Part of the northwest quarter of the northeast quarter of Section thirty-two (32), described as follows, to wit: Beginning at the northeast corner of the said above described quarter quarter section, thence south with the east line thereof to the southeast corner thereof, thence west with the south line thereof two
     (2) chains and eight (8) links to the east line of the right of way of The Chicago, Indianapolis and Louisville Railway Company, thence northwestwardly with said east line of right of way to its point of intersection with the north line of said above described quarter quarter section, thence east with said north line six (6) chains and six (6) links to the place of beginning.

                             ALSO
7. A part of the west half of the southeast quarter of Section twenty-nine (29), described as follows, to wit:
     Beginning as the northeast corner of said half quarter section, thence south with the east line thereof eleven
     (11) chains and eighty one (81) links, thence north seventy seven (77) degrees west seven (7) chains and seventy (70) links to the east line of the right of way of Terre Haute and Indianapolis Railroad Company (now the P.C.C. and St. L. Railway Company) thence north eastwardly with said east line of right of way to its point of intersection with the north line of said half quarter section, thence east with said north line four
     (4) chains and fifty (50) links to the place of beginning.

          The amount of real estate hereinabove described and conveyed containing in all three hundred and eighteen and twenty nine hundredths (318.29) acres, more or less.

                             ALSO

8.   A part of the west half (1/2) of the southeast quarter
     (1/4) of section twenty nine (29), and particularly described in metes and bounds as follows, to wit:

          Beginning at a stone on the east line of said half quarter section which is two and ninety-two hundredths (2.92) chains north of the southeast corner of said half quarter; thence south seventy two and one fourth (72.25) degrees west, six and fifty-six hundredths (6.56) chains to a stone situated east thirty (30) feet perpendicularly distant from the center line of the rights of way of the Louisville, New Albany & Chicago Railroad Company (now the Chicago, Indianapolis & Louisville Railway); thence north with the and along the east line of said rights of way eight and thirty seven hundredths (8.37) chains to a stone; thence north seventy-two and one fourth (72.25) degrees east eight and thirty one hundredths (8.31) chains to a stone on the east line of said half quarter section; thence south with on and along the east line of said half quarter section eight and fifty eight hundredths (8.58) chains to the place of beginning, excepting therefrom however, a strip of land fifty (50) feet in width off the south end thereof.

                             ALSO

9.   The northeast quarter (1/4) of the southwest quarter
     (1/4) of section twenty eight (28), containing forty
     (40) acres more or less.

                                      ALSO

10. All that part of the southwest quarter of the southeast quarter of section twenty nine (29), bounded and described as follows:

          Beginning as the southeast corner of said quarter quarter, and running thence north upon the line two hundred and forty two and seventy two hundredths (242.72) feet, to a stone, thence south seventy two and one fourth (72 1/4) degrees west six (6) chains and fifty six (56) links to a stone situated thirty (30) feet from the center of the Louisville, New Albany and Chicago Railroad; thence southward parallel with the center line of said Railroad one hundred and forty nine
     (149) feet to the south line of said quarter quarter, thence east on said south line to the place of beginning, containing two and twenty hundredths (2.20) acres, more or less.

                             ALSO

11. All that part of the Southwest quarter of the Northeast quarter of section Thirty two (32) that lies east of and adjoining the right of way of the Louisville, New Albany and Chicago Railroad and containing one and one-half acres, more or less.

                             ALSO

12.  The southeast quarter of the northwest quarter of
     Section 33, containing 40 acres, more or less.

                             ALSO

13. The south half of the northeast quarter of the northwest quarter of Section 33, containing 20 acres, more or less.

                             ALSO

14.  A part of the west half of the southeast quarter of
     Section 28, and the west half of the northeast quarter of Section 33 more particularly described to wit:

          Beginning at the southwest corner of the west half of the southeast quarter of the aforesaid Section 28, thence north 1266.5 feet with the west line of said west half; thence east 33 feet; thence north 797.6 feet to a point 555.4 feet south of the north line of said west half; thence east 1023 feet, parallel to said north line, to a point 248.91 feet west of the east line of said west half; thence south 350 feet, parallel to said east line; thence west 41.49 feet; thence south 300 feet; thence east 41.49 feet; thence south 733 feet; thence east 248.91 feet to the east line of said west half; thence south 696.4 feet to the southeast corner thereof; thence west 1310.2 feet to the point of beginning, containing 55.69 acres, more or less.

                           ALSO

15.  The west half of the northeast quarter of the aforesaid
     Section 33, containing 80 acres, more or less.

                           ALSO

16. Part of the southwest quarter and part of the west half of the southeast quarter, all in Section 33, more particularly described, to-wit:

          Beginning at the northeast corner of the west half of the southeast quarter of Section 33; thence south 472 feet with the east line of said west half; thence leaving said east line west 219.5 feet; thence south 1 degree 40 minutes west 94.0 feet; thence west 14.0 feet; thence south 61.0 feet; thence north 87 degrees 40 minutes west 275 feet; thence south 5 degrees 45 minutes east 559 feet; thence south 10 degrees east
     223.08 feet; thence south 155.1 feet to a point which is 1551.66 feet south and 421.08 feet west of the northeast corner of the aforesaid west half; thence west 1723.92 feet parallel to the north line of the south half of said Section 33; thence north 231.66 feet to the south line of the north half of the southwest quarter of said Section 33; thence west 1815 feet to a stone marking the southwest corner of the north half of the southwest quarter of said Section 33; thence north 1324.95 feet to a stone marking the northwest corner of the aforesaid southwest quarter; thence east 3962 feet with the north line of the south half of said Section 33 to the point of beginning, containing 121 acres, more or less.

                           ALSO

17.  The southeast quarter of the southwest quarter of
     section 28 and the north half of the northeast quarter of the northwest quarter of Section 33; also the following passway or outlet to said lands in said
     Section 28, to-wit:

          Commencing at the northwest corner of the southeast quarter or section 28; thence south, along the half-section line, 82 rods; thence east 2 rods;
     thence north 82 rods; thence west 2 rods to the place of beginning; together with all right, title and interest in and to the land lying within the bounds of any public or private street or lane, or in the bed of any stream of water adjoining the property to the center line thereof.

                           ALSO

18. Beginning at a stone on the east line of the West half of said southeast quarter of Section 29, said stone being 1479.1 feet measured southwardly, along said east line, from the northeast corner of said west half; thence S. 0 degrees 20' E., (assumed bearing), along said east line of west half, 392.1 feet; thence S. 78 degrees 47' W., 447.2 feet; thence N. 10 degrees 55' W., 50.2 feet; thence S. 78 degrees 47' W., 100.3 feet to the easterly line of the right of way of railroad of the Monon Railroad; thence N. 10 degrees 55' W., along said last-mentioned easterly line of right of way, 35.8 feet to a point in the easterly line of the right of way of railroad of the Philadelphia, Baltimore and Washington Railroad Company distant 50 feet eastwardly at right angles from the center line of railroad of said last-mentioned Railroad Company; thence N. 4 degrees 11' E., along said last-mentioned easterly line of right of way parallel with said center line of railroad, being by remaining land of said The Philadelphia, Baltimore and Washington Railroad Company, 316.0 feet; and thence N. 79 degrees 25' E.,
     537.2 feet to the place of beginning.

                           ALSO

19. Beginning at a point on the north line of said Northwest Quarter of the Southwest Quarter of Section 28, said point being 32 feet measured eastwardly, along said north line, from the northwest corner of said Northwest Quarter quarter; thence Due East (assumed bearing), along said north line of Northwest Quarter quarter, 468.9 feet to land of Lone Star Cement Corporation, the following three courses and distances being by said last-mentioned land: thence S. 45 degrees W., 2270.8 feet; thence S. 45 degrees E. 40 feet; thence S. 45 degrees W., 1007.5 feet to the east line of the right of way of railroad of the Monon Railroad;

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
     thence N. 10 degrees 55' W., along said east line of right of way, 458.5 feet; thence N. 78 degrees 47' E.,
     100.3 feet; thence S. 10 degrees 55' E., 50.2 feet; thence N. 78 degrees 47' E., 447.2 feet to the west line of the East Half of said Southeast Quarter of
     Section 29; thence N. 0 degrees 20' W., along said west line, 551.4 feet to a point distant 1319.8 feet measured southwardly, along said west line, from a stone marking the northwest corner of said East Half; and thence N. 46 degrees 38' E., by other land of said Lone Star Cement Corporation, 1875.7 feet to the place of beginning.

                           ALSO

20.  A part of the East half of the Southeast quarter of
     Section 32. Beginning at a stone marker in the Northeast corner of the East half of the Southeast quarter of Section 32; thence along the East quarter section line South 2652.5 feet, more or less, to the south line of the quarter section; thence West along the South line of the quarter section 647 feet, more or less, to the East right of way line of the Monon Railroad; thence North 11 degrees 30 minutes West along the East right of way line of the Monon Railroad 2697 feet, more or less, to the North line of the quarter section; thence East 1187 feet, more or less, along the North line of the quarter section to the place of beginning.

                           ALSO

21. A part of the southwest quarter of the southwest quarter of Section 33. Beginning at a stone marker in the Northwest corner of the Southwest quarter of the Southwest quarter of Section 33; thence East 997 feet, more or less, along the North line of the Southwest quarter of the Southwest quarter of Section 33; thence South 1325 feet, more or less, to the South line of the Southwest quarter of the Southwest quarter of Section 33; thence West 1010 feet, more or less, along said South line to the West line of the Southwest quarter of the Southwest quarter of Section 33, thence North 1325 feet, more or less, along said West line to the point of beginning.

                           ALSO

22. Part of the West half of the Southeast quarter and of the Southwest quarter of Section 33, described as follows, to-wit: Beginning as the Southeast corner of said West half quarter section, thence North on the East line thereof a distance of 21 chains and 54 links; thence North 87 degrees West 6 chains and 92 links;

     thence South 10 degrees East 3 chains and 38 links; thence South 2 chains and 35 links to a point which is 3 chains and 51 links South of the North line of said West half quarter section and 6 chains and 38 links West of the East line of said West half quarter section; thence West, parallel to the North Line of said West half quarter section and the North line of the Southwest quarter of said Section 33, a distance of 26 chains and 12 links, more or less, to the point 3 chains and 51 links South of the North line of the Southeast quarter of the Southwest quarter of said
     Section 33, thence South 16 chains and 60 links to the South line of said Section 33, thence East on said South line of said section, a distance of 32 chains and 50 links to the place of beginning.
     And, a right-of-way extending from a point 6 chains and 92 links West of the East line of said tract and 2 chains and 23 links Northerly from the South line of the Northwest quarter of the Southeast quarter of said
     Section 33, to the middle of the branch, 30 feet wide. EXCEPT THEREFROM, beginning at point which is 16.65 chains North of the Southeast corner of said half quarter, thence North 4.89 chains; thence North 87 degrees West 6.92 chains; thence South 10 degrees East
     3.38 chains; thence South 2.35 chains; thence North 86 degrees East 6.38 chains to the place of beginning, containing 3 1/2 acres, more or less. Also, a right-of-way extending from a point 6.92 chains West of the East line of said tract and 2.23 chains Northerly from the South line of the Northwest quarter of the Southeast quarter of said Section 33 to the middle of the branch, 30 feet in width.
     ALSO, EXCEPT THEREFROM, beginning at a point on the East line of said half quarter which is 16.65 chains North of the Southeast corner of said half quarter, thence South 86 degrees West 8.43 chains; thence South, parallel to the East line of said half quarter, 1.614 chains; thence North 86 degrees East 8.43 chains; thence North 1.614 chains to the place of beginning, containing 1.36 acres, more or less.

                            ALSO

23. Parts of the southwest quarter of Section 33, described as follows, to-wit: 10 acres off the east side of the southwest quarter of the southwest quarter of said
     Section 33 and 15 acres off the west side of the southeast quarter of the southwest quarter of said
     Section 33.

                           ALSO

     ALL OF THAT REAL ESTATE LOCATED IN TOWNSHIP THIRTEEN
     (13) NORTH, RANGE FOUR (4) WEST, LOCATED IN PUTNAM
     COUNTY, STATE OF INDIANA, DESCRIBED AS FOLLOWS:

24. Parts of the northwest quarter of Section 4, described as follows, to-wit: The North end of the East half of said quarter section above mentioned as follows:
     Commencing at the Northeast corner of said East half of said tract; thence South 16 chains and 96 links, more or less, to a granite stone set 1 rod West of said East line in the center of road; thence from point in road West 20 chains and 10 links to a granite stone on the West line of said East half quarter section; thence North 16 chains and 96 links, more or less, to the North line of said half quarter section; thence East 20 chains and 2 links, more or less, to the place of beginning.

                           ALSO

25. The North end of the West half of the above mentioned quarter section described as follows, to-wit:
     Commencing at the northwest corner of said half quarter section at the recorded stone; thence East on the North line of said tract 20 chains and 2 links, more or less, to the Northeast corner of said half quarter section; thence South on the East line of said half quarter, a distance of 27 chains and 77 links, more or less; thence West 20 chains and 10 links to a granite stone on the West line of said tract; thence North on the said West line of said tract 27 chains and 78 links, more or less, to the place of beginning.
     Subject to all rights-of-way and easements of record on the date hereof.

          Subject to the Conveyance of Production Payment, dated as of July 22, 1976.

          Subject to any mineral reservation of record.
          Subject to an exception for timber and any interest therein, and any other minerals not utilized in the production of First Marketable
          Product, as defined in Section 1.1 of the Conveyance of Production Payment.



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